Exhibit 23.2

                      CONSENT OF STONEFIELD JOSEPHSON, INC.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Shimoda Resources Holdings, Inc. for the years ending August 31, 2000 and August 31, 2001, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form SB-2 for Shimoda Resources Holdings, Inc. dated June 21, 2002.


/s/ Stonefield Josephson Accountancy Corporation
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STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION
Santa Monica, California
June 21, 2002